Exhibit 1.01




                         CROMPTON & KNOWLES CORPORATION

                                1,000,000 Shares
                                  Common Stock
                                ($0.10 par value)

                            PLACEMENT AGENT AGREEMENT


                                                              New York, New York
                                                                 August   , 1996

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

          Crompton & Knowles Corporation, a Massachusetts corporation (the "Company"), hereby confirms its agreement with you (the "Placement Agent") with respect to the issuance and sale by the Company of 1,000,000 shares (the "Securities") of Common Stock, $0.10 par value, of the Company ("Common Stock"). Subject to the terms and conditions set forth herein, the Placement Agent will act as exclusive placement agent for the Securities.

          1.  Representations and Warranties.  The Company represents and
              -------------------------------
warrants to, and agrees with, the Placement Agent as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-09337) on
     Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amend-ments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after the effectiveness of such registration statement, a final prospectus in accor-
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                                                                               2





     dance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Placement Agent shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b)  On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with
     Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable require-ments of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                                --------  -------
     representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for inclusion in the Registration
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                                                                               3





     Statement or the Prospectus (or any supplement thereto).

          (c) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement, any post-effective amendment or amendments thereof, and any Rule 462(b) Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereof or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-09337).

          (d) The Company's authorized equity capitalization is as set forth under the heading "Description of Crompton Capital Stock" in the
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                                                                               4





     Prospectus; all the issued and outstanding shares of capital stock, including Common Stock, of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own its properties and conduct its business as described in the Prospectus, and the Company has full corporate power and authority to execute and deliver this Agreement and to issue and sell the Securities as herein contemplated.

          (e) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of material property or the conduct of material business, and the Company is in compliance in all material respects with the laws, orders, rules and regulations issued or administered by such jurisdictions.

          (f) Each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of material property or the conduct of material business; and all of the issued and outstanding capital stock of each material subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and the shares of such capital stock owned by the Company are owned, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (g) Neither the Company nor any of its material subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or by-laws or in the performance or
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                                                                               5





     observance of any obligation, agreement, covenant or condition contained in any material indenture or other material agreement or material instrument to which the Company or such subsidiary is a party or by which it is bound, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of its material subsidiaries or under any provision of any material indenture or other material agreement or material instrument to which the Company or such subsidiary is a party or by which it or its properties may be bound or affected, or under any Federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its material subsidiaries.

          (h) This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, or similar laws relating to creditors' rights and general principles of equity.

          (i) The capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Prospectus and the certificates for the Securities are in due and proper form as required under Massachusetts law.

          (j) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities as contemplated hereby other than registration of the Securities under the Act and any necessary qualification as may be required by the National Association of Securities Dealers, Inc. ("NASD") rules or under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered.

          (k) Except as is set forth in the Registration Statement or Prospectus, no person has the right,
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                                                                               6





     contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Securities as contemplated hereby, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Securities, which rights have not been waived.

          (l) KPMG Peat Marwick LLP whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus, are independent accountants within the meaning of the Act and the applicable published rules and regulation thereunder.

          (m) The Company and each of its material subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Federal, state, local or foreign law, regulation or rule, and has obtained all necessary material authorizations, consents and approvals from other persons, in order to conduct its business; neither the Company nor any of its material subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any Federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or such subsidiary.

          (n) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

          (o) Except as disclosed in the Prospectus, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of its properties, at law or in equity, or before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, individually or in the aggregate, are reasonably likely to result in a judgment, decree or order.

          (p) The financial statements included in the Registration Statement and the Prospectus present
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                                                                               7





     fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in financial position of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) to the knowledge of the Company, any material adverse change, or any development which reasonably may result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole, (ii) any transaction, which is material to the Company and its subsidiaries taken as a whole, contemplated or entered into by the Company or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole.


          2.  Appointment of Placement Agent; Placement of the Securities.
              ------------------------------------------------------------
          (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes the Placement Agent to act as its exclusive agent to solicit offers for the purchase of all or part of the Securities from the Company. So long as this Agreement shall remain in effect, the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Securities otherwise than through the Placement Agent.


          (b)  On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Placement Agent agrees, as agent of the Company, to use its best efforts to solicit offers to purchase the Securities from the Company on the terms and subject to the conditions set forth in the Prospectus. The Placement Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by the Placement Agent and accepted by the
Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any
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                                                                               8





purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to purchase any Securities for its own account, and, in soliciting purchases of Securities, the Placement Agent shall act solely as the Company's agent and not as principal. Notwithstanding the foregoing and except as otherwise provided in Section 2(c), it is understood and agreed that the Placement Agent may, solely at its discretion and without any obligation to do so, purchase Securities as principal.

          (c) Subject to the provisions of this Section 2, offers for the purchase of Securities may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. The Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          (d) At the time of delivery of, and payment for, any Securities sold by the Company as a result of a solicitation made by, or offer to purchase received by, the Placement Agent, acting on an agency basis, whether the Securities are placed by the Placement Agent or otherwise, the Company agrees to pay the Placement Agent a placement fee equal to [ ]. Payment shall be made to or upon the order of the Placement Agent by wire transfer in federal (same-day) funds to an account designated by the Placement Agent prior to the Closing Date. The Company agrees that the Placement Agent, when purchasing Securities as principal for resale, shall receive compensation in the form of a discount in an aggregate amount equal to [ ].

          (e) No Security which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company shall
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                                                                               9





indemnify and hold the Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          3.  The Closing.  The documents required to be delivered by Section 5
              ------------
hereof shall be delivered to the Placement Agent at the office of Cravath, Swaine & Moore, counsel for the Placement Agent, at Worldwide Plaza, 825 Eighth
Avenue, New York, New York, on       , 1996 (the "Closing Date").

          4.  Agreements.  The Company agrees with the Placement Agent that:
              -----------

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without the prior consent of the Placement Agent, which consent may not be unreasonably withheld. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the
     Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Placement Agent of such timely filing. The Company will promptly advise the Placement Agent (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b),
     (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect
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                                                                              10





     to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such state-ment or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Placement Agent an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act and which covers a 12-month period following the Effective Date of the Registration Statement.

          (d) The Company will furnish to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement (including exhibits thereto) and as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Placement Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Placement Agent may designate, and will maintain such qualifications in effect so long as
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                                                                              11





     required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering. The Company will arrange for the listing of the Shares on each exchange on which the Common Stock is currently listed.

          (f) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the
          ---------------------------------------------------------
     Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          5.  Conditions to the Obligations of the Placement Agent.  The
              -----------------------------------------------------
obligations of the Placement Agent to solicit offers to purchase the Securities as agent of the Company shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Placement Agent agrees in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto,
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                                                                              12



     is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Placement Agent the opinion of John T. Ferguson, II, General Counsel of the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Massachusetts with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

               (ii) each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of material property or the conduct of material business; and all of the issued and outstanding capital stock of each material subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and the shares of such capital stock owned by the Company are owned, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

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                                                                              13






               (iii) the Company's authorized equity capitalization is as set forth in the Prospectus as of the date set forth therein; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof as contemplated by this Agreement, will be fully paid and nonassessable; the Securities are duly authorized for listing, on the New York Stock Exchange; the certificates for the Securities are in valid and proper form as required under Massachusetts law; and the holders of outstanding shares of capital stock of the Company are not entitled to statutory or contractual preemptive rights or other similar rights to subscribe for the Securities;

               (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be dis-closed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract, agreement or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors--Litigation Relating to Merger" and "Recent Developments--Certain Litigation" fairly summarize the matters therein described;

               (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vi) this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) no consents, approvals, authorizations or orders of any court or governmental agency or body are required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under NASD rules or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

               (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of its material subsidiaries or the terms of any material indenture or other material agreement or material instrument known to such counsel and to which the Company or any of its material subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the

          Company or any of its material subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its material subsidiaries; and


               (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, which rights have not been waived.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of Massachusetts, the General Corporation Law of the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Placement Agent and (B) as to matters of fact, to the extent deemed proper by such counsel, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have furnished to the Placement Agent a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;


              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and


             (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), to the knowledge of such officers, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (d) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP, shall have furnished to the Placement Agent a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules and any pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the quarters ended March 30, 1996 and April 1, 1995, and as at March 30, 1996, as indicated in their
          report dated       , 1996; carrying out certain specified procedures
          (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter;

          a reading of the minutes of the meetings of the stockholders and board of directors (and committees thereof) of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to March 30, 1996, nothing came to their attention which caused them to believe that:

                         (1) any unaudited financial statements included in the
                    Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                         (2) with respect to the period subsequent to March 30,
                    1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or net assets of the Company or decreases in working capital of the Company and its subsidiaries, in each case as compared with the amounts shown on the March 30, 1996, consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996, to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net sales or earnings before income taxes or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Placement Agent; or

                         (3) the information included or incorporated by reference in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial
                    Data), Item 302 (Supplementary Financial Information) and
                    Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Selected Historical Financial Data of Crompton", "Management's Discussion and Analysis of Financial Condition and Results of Operations of Crompton", "Historical and Unaudited Pro Forma Combined Capitalization" and "Unaudited Pro Forma Combined Financial Information" in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (d) include any supplement thereto at the date of the letter.

          (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 4 or
     (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Placement Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (f) There shall not have occurred (i) any downgrading in the rating of any debt securities of the Company by any nationally recognized statistical rating organization, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by United States Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the Placement Agent's judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of the Securities.

          (g) Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent, this Agreement and all obligations of the Placement Agent hereunder may be canceled at, or at any time prior to, the Closing Date by the Placement Agent. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6.  Additional Covenants of the Company.  The Company covenants and
              ------------------------------------
agrees with you that:

          (a) Each acceptance by the Company of an offer for the purchase of Securities solicited by you in your capacity as Placement Agent, and each sale of Securities to you as principal, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate of the Company delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Prospectus as amended or supplemented to each such time).

          (b) Each time that the Prospectus shall be amended or supplemented, unless otherwise advised by the Placement Agent, the Company shall furnish or cause to be furnished to you forthwith (i) a certificate of the Chief Financial Officer and the Treasurer or the Assistant Treasurer of the Company, (ii) the legal opinion of John T. Ferguson, General Counsel of the Company, and (iii) the letter of KPMG Peat Marwick LLP, in forms reasonably satisfactory to you to the effect that the statements contained in the certificate referred to in
Section 5(c) hereof, the legal opinions referred to in Sections 5(b) hereof, and the letter referred to in Section 5(d) hereof, as the case may be, which was last furnished to you are true and correct at the time of such amendment or supplement or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, legal opinions, and letter, as the case may be, a certificate, legal opinions, and letter, as the case may be, of the same tenor as the certificate, legal opinions or letter, as the case may be, referred to in said Section 5(b), (c) or (d), as the case may be, modified as necessary to relate to the Prospectus as amended and supplemented to the time of delivery of such certificate, legal opinions or letter, as the case may be.

          (c) The Company agrees that any obligation of any person who has agreed to purchase Securities to make payment for and take delivery of Security on the applicable settlement date therefor shall be subject to (i) the accuracy of the Company's representations and warranties deemed to be made to the Placement Agent pursuant to Section 6(a) and (ii) satisfaction of the conditions set forth in Sections 5(a) and 5(f), it being understood that under no circumstances shall the Placement Agent have any duty or obligation to exercise the judgment permitted under Section 5(f) on behalf of any such purchaser.

          7.  Reimbursement of Placement Agent's Expenses.  If the sale of the
              --------------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Placement Agent, the Company will reimburse the Placement Agent upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Placement Agent in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              ---------------------------------
indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person who controls the Placement Agent within the meaning of either the Act or the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein. This indemnity agree-ment will be in addition to any liability which the Company may otherwise have.

          (b) The Placement Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to written information relating to the Placement Agent furnished to the Company by or on behalf of the Placement Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Placement Agent for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Placement Agent, confirm that such statements are correct.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provid-
                                                                         -------
ed, however, that such counsel shall be satisfactory to the indemnified party.
- --  -------
Notwithstanding the indemnifying party's election to appoint counsel to repre-sent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indem-nified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Placement Agent from the offering of the Securities; provided, however, that in no case shall the
                            --------  -------
Placement Agent be responsible for any amount in excess of the placement fee, discount or commission applicable to the Securities placed or purchased by the Placement Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Placement Agent in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Placement Agent shall be deemed to be equal to the total placement fees, discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Placement Agent. The Company and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person who controls the Placement Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Termination.  The Placement Agent's engagement hereunder may be
              ------------
terminated by either the Company or the Placement Agent at any time, with or without cause, upon 5 days' written advice to the other party; provided,
                                                               --------
however, that the Placement Agent will be entitled to reimbursement of expenses
- -------
as provided in Section 7 hereof.

          10.  Representations and Indemnities to Survive.  The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Placement Agent, will be mailed, delivered or faxed (212-783-7000) and confirmed to it at Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or faxed

(203-       ) and confirmed to it at One Station Place, Metro Center, Stamford,
Connecticut 06902, attention: President.

          12.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          13.  Applicable Law.  This Agreement will be governed by and construed
               ---------------
in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Placement Agent.


                                           Very truly yours,

                                           CROMPTON & KNOWLES CORPORATION,

                                           By:

                                               ----------------------------
                                               Name:
                                               Title:





The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC,

By:

    ---------------------
    Name:
    Title: